UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2019

DELMAR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (604) 629-5989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	DMPI	The Nasdaq Capital Market

Item 3.03       Material Modification to Rights of Security Holders.

The Board of Directors of DelMar Pharmaceuticals, Inc., a Nevada corporation (the “Company”), has approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Split was effective at 12:01 a.m., Eastern Standard Time, on May 8, 2019 (the “Effective Date”).

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement, as set forth in Listing Rule 5550(a)(2) (the “Rule”), for continued listing on The NASDAQ Capital Market. As previously disclosed, on June 28, 2018, the Staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Staff”) notified the Company that it did not comply with the requirements of the Rule, and the Company was therefore granted 180 calendar days, through December 26, 2018, to regain compliance. On December 27, 2018, the Nasdaq Staff notified the Company that it had not regained compliance with the $1.00 per share bid price requirement and that the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 did not qualify the Company for an additional 180 calendar day extension period for compliance and that it would therefore be subject to delisting unless it requested a hearing before a Nasdaq Hearings Panel. Accordingly, the Company requested a hearing which was held on January 31, 2019, at which it presented the plan of compliance that was the basis for the Nasdaq Hearings Panel’s decision. On February 4, 2019, the Nasdaq Hearings Panel issued a decision granting the Company’s request for continued listing of its common stock on The Nasdaq Capital Market LLC pursuant to an extension through June 25, 2019, subject to the condition that the Company shall have demonstrated compliance with the Rule for a minimum of ten consecutive business days by June 25, 2019.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split becomes effective with NASDAQ and the Common Stock will begin trading on a split-adjusted basis at the open of business on the Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 247078306.

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split divided by (ii) 10. Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded to a whole share and, as such, any stockholder who otherwise would have held a fractional share after giving effect to the Reverse Stock Split will instead hold one whole share of the post-Reverse Stock Split Common Stock after giving effect to the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 10 and multiplying the exercise or conversion price thereof by 10, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments will also be made to the number of shares and restricted stock units issued and issuable under the Company’s equity compensation plan.

Certificated and Non-Certificated Shares. Stockholders who hold their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

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Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Mountain Share Transfer, LLC (“Mountain Share”), at the address set forth below. Mountain Share will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder. Mountain Share can be contacted at (404)-474-3110.

Mountain Share Transfer, LLC
2030 Powers Ferry Road SE
Suite # 212
Atlanta, Ga. 30339

Certificate of Change. The Company effected the Reverse Stock Split pursuant to the Company’s filing of a Certificate of Change (the “Certificate”) with the Nevada Secretary of State on May 7, 2019, in accordance with Nevada Revised Statutes (“NRS”) 78.209. The Certificate will become effective at 12:01 a.m. on the Effective Date. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

No Stockholder Approval Required. The Reverse Stock Split was approved by the Board of Directors of the Company and given effect pursuant to and in accordance with NRS 78.207 and, as such, no stockholder approval of the Reverse Stock Split is required.

Capitalization. Prior to the Reverse Stock Split, the Company was authorized to issue 70,000,000 shares of Common Stock. As a result of the Reverse Stock Split, the Company will be authorized to issue 7,000,000 shares of Common Stock. As of May 7, 2019, there were 26,512,565 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 2,651,257 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock.

The Reverse Stock Split does not affect the Company’s authorized preferred stock of 5,000,000 shares; provided that, pursuant to the terms of the Certificate of Designations of Series B Convertible Preferred Stock for the issued and outstanding shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), the conversion price at which shares of Series B Preferred Stock may be converted into shares of Common Stock will be proportionately adjusted to reflect the Reverse Stock Split.

Immediately after the Reverse Stock Split, each stockholder’s relative ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01       Other Events.

On May 7, 2019, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	3.1	Certificate of Change of DelMar Pharmaceuticals, Inc., dated May 7, 2019 and effective May 8, 2019

	99.1	Press Release dated May 7, 2019, issued by the Company

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Date: May 8, 2019	By:	/s/ Scott Praill
Scott Praill Chief Financial Officer

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